UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2021

ARTIUS ACQUISITION INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39378	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Columbus Circle, Suite 2215, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

(212) 309-7668

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	AACQU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	AACQ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AACQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Business Combination

Artius Acquisition Inc. is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Artius”). On February 16, 2021, Artius entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and between Artius, Zero Carbon Merger Inc., a Delaware corporation and direct, wholly owned subsidiary of Artius (“Merger Sub”), and Micromidas, Inc., a Delaware corporation doing business as Origin Materials (“Micromidas”).

Pursuant to the Merger Agreement, (i) Artius will domesticate from a Cayman Islands exempted company to a Delaware corporation (the “Domestication”) and (ii) Merger Sub will merge with and into Micromidas with Micromidas continuing as the surviving entity and a wholly owned subsidiary of Artius (the “Merger” and together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Business Combination”). In connection with the Domestication, Artius will change its name to “Origin Materials, Inc.” We refer to Artius following the Business Combination as “Origin.”

As a result of the Business Combination, each issued and outstanding Class A ordinary share and Class B ordinary share of Artius will convert into a share of Class A common stock of Origin (“Class A Common Stock”), and each issued and outstanding warrant to purchase Class A ordinary shares of Artius will be exercisable by its terms to purchase an equal number of shares of Class A Common Stock.

In connection with the Business Combination, Artius’s sponsor, Artius Acquisition Partners LLC (the “Sponsor”), agreed to subject 4,500,000 of its Class B ordinary shares (approximately 25% of the Class B ordinary shares held by the Sponsor) (the “Sponsor Vesting Shares”) to certain vesting and forfeiture provisions pursuant to the Sponsor Letter Agreement, as further described below under “Sponsor Letter Agreement”.

Conversion of Securities

The aggregate stock consideration to be distributed to Micromidas’s holders at the effective time of the Merger (the “Effective Time”) is 78,213,000 shares of Class A Common Stock, which is subject to certain downward adjustments pursuant to the Merger Agreement. At the Effective Time, by virtue of the Merger and without any action on the part of Artius, Merger Sub, Micromidas or the holders of any of Micromidas’s securities:

(a)

each share of Micromidas common stock (“Micromidas Common Stock”), series A preferred stock (“Micromidas Series A Preferred Stock”), series B preferred stock (“Micromidas Series B Preferred Stock”) and series C preferred stock (“Micromidas Series C Preferred Stock”), in each case outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a number of shares of Class A Common Stock equal to the Common Exchange Ratio, Series A Exchange Ratio, Series B Exchange Ratio and Series C Exchange Ratio, respectively, each as defined in the Merger Agreement (subject to certain adjustments as described in the Merger Agreement);

(b)

any shares of Micromidas capital stock held in the treasury of Micromidas or owned by Artius, Merger Sub or Micromidas immediately prior to the Effective Time will be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(c)

each issued and outstanding share of common stock of Merger Sub will be converted into and become one validly issued, fully paid and non-assessable share of common stock of the surviving corporation in the Merger; and

(d)

each warrant to purchase Micromidas stock will terminate, be cancelled and cease to exist and will be deemed to have been exercised immediately prior to the closing of the Merger (the “Closing”) and settled in the applicable number of shares of Micromidas Series A Preferred Stock or Micromidas Series B Preferred Stock, as applicable, rounded down to the nearest whole share, and then treated in the manner described in (a), above;

(e)

each option to purchase Micromidas Common Stock that is outstanding under Micromidas’s 2010 Stock Incentive Plan and the 2020 Equity Incentive Plan (the “Equity Incentive Plans”) (each, a “Company Option”) held by a former employee or service provider of Micromidas, Inc. (each, a “Former Employee Option”) that is vested and outstanding immediately prior to the Effective Time shall be deemed to have been exercised, on a net exercise basis with respect to the applicable exercise price and any required withholding or employment taxes thereon, immediately prior to the Closing and settled in the applicable number of shares of Micromidas Common Stock, rounded down to the nearest whole share, and treated in accordance with clause (a) above. Each Former Employee Option that is unvested and outstanding immediately prior to the Effective Time shall be automatically cancelled at the Closing without the payment of consideration. From and after the Closing, except with respect to the holder’s right to receive Class A Common Stock, if any, the Former Employee Option shall be cancelled and cease to be outstanding and the holder shall cease to have any rights with respect thereto;

(f)

each Company Option (other than a Former Employee Option), whether vested or unvested, will be assumed by Artius and converted into an option to purchase shares of Class A Common Stock (each, a “Converted Option”) equal to the product (rounded down to the nearest whole number) of (a) the number of shares of Micromidas Common Stock subject to such Company Option immediately prior to the Effective Time and (b) the Common Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Company Option immediately prior to the Effective Time divided by (ii) the Common Exchange Ratio; provided, however, that the exercise price and the number of shares of Class A Common Stock purchasable pursuant to such Converted Options shall be determined in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); provided, further, however, that in the case of such Company Option to which Section 422 of the Code applies, the exercise price and the number of shares of Class A Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments in a manner consistent with Treasury Regulation Section 1.424-1, such that the Converted Option will not constitute a modification of such Company Option for purposes of Section 409A or Section 424 of the Code. Except as specifically provided above, following the Effective Time, each Converted Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option immediately prior to the Effective Time. At or prior to the Effective Time, the Company shall take any actions that are necessary to effectuate the treatment of the Company Options pursuant to this paragraph.

Earnout Consideration

As additional consideration for the Merger, after the Effective Time, Origin will issue to certain holders of Micromidas’s securities up to 25 million additional shares of Class A Common Stock (the “Earnout Shares”) as follows: (i) one third of the Earnout Shares will be issued when the volume weighted average price of Class A Common Stock (“VWAP”) equals or exceeds $15.00 for 10 consecutive trading days during the three year period following the closing of the Business Combination, (ii) one third of the Earnout Shares will be issued when VWAP equals or exceeds $20.00 for 10 consecutive trading days during the four year period following the closing of the Business Combination, and (iii) one third of the Earnout Shares will be issued when VWAP equals or exceeds $25.00 for 10 consecutive trading days during the five year period following the closing of the Business Combination.

Conditions to Closing

The Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) the Artius Cash on Hand (as defined below) shall not be less than $525,000,000, (ii) approval of the business combination and related agreements and transactions by the respective stockholders of Artius and Micromidas, (iii) the consummation of a private placement pursuant to the Subscription Agreements (as defined below) for an aggregate purchase price of $200 million (the “PIPE Placement”), (iv) effectiveness of the registration statement on Form S-4 to be filed by Artius in connection with the Merger, (iii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (iv) receipt of conditional approval for listing on the Nasdaq the shares of Class A Common Stock to be issued in connection with the Closing, (v) that Artius have at least $5,000,001 of net tangible assets immediately after the Effective Time, (vi) the absence of any applicable law or order restraining, prohibiting or imposing any condition on the consummation of the Closing, (vii) the Investor Rights Agreement, the Subscription Agreements, the Company Transaction Support Agreements, any Additional Support Agreements, the Lock-Up Agreements and the Sponsor Letter Agreement (each as defined in the Merger Agreement) shall be in full force and effect and shall not have been rescinded by any of the parties thereto, and (viii) the directors and officers of Artius listed in the disclosure letter delivered by Micromidas to Artius concurrently with the execution of the Merger Agreement (the “Company Disclosure Letter”) shall have been removed from their respective positions or tendered their irrevocable resignations, effective as of the Effective Time.

“Artius Cash on Hand” means as of immediately prior to the Closing, an aggregate amount equal to the sum of the cash in the trust account established by Artius for the benefit of its public shareholders and certain other parties in connection with Artius’s initial public offering, net of any redemptions, plus the aggregate proceeds received by Artius from the PIPE Placement.

Covenants, Representations and Warranties

The Merger Agreement contains additional covenants, including, among others, providing for (i) the parties to conduct their respective businesses in the ordinary course in all material respects through the Closing, (ii) the parties to not solicit or enter into any agreements for certain alternative transactions, (iii) each party to prepare and deliver to the other party certain annual and interim financial statements, (iv) Artius and Micromidas to prepare and Artius to file a registration statement on Form S-4 and take certain other actions to obtain the requisite approval of the Artius stockholders of certain proposals regarding the Business Combination, and (v) the parties to use reasonable best efforts to obtain necessary approvals from governmental agencies. The Merger Agreement also contains customary representations and warranties by Artius, Merger Sub and Micromidas that do not survive the Closing.

Termination

The Merger Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of Artius and Micromidas, (ii) by Artius, if certain approvals of the stockholders of Micromidas are not obtained within five business days after the registration statement on Form S-4 has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”), or (iii) by either Artius or Micromidas in certain other circumstances set forth in the Merger Agreement including (a) if any applicable law is in effect making the consummation of the transactions contemplated by the Merger Agreement illegal or any final, non-appealable order is in effect permanently preventing the consummation of the transactions contemplated by the Merger Agreement, (b) in the event of certain uncured breaches by the other party, (c) if the required vote is not obtained at the meeting of the Artius stockholders, or (d) if the Closing has not occurred by August 31, 2021.

Certain Related Agreements

Subscription Agreements

Concurrently with the execution of the Merger Agreement, Artius entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to purchase an aggregate of 20 million shares of Class A Common Stock for $10.00 per share in the PIPE Placement, for an aggregate purchase price equal to $200,000,000.

The Subscription Agreements for the PIPE Investors provide for certain registration rights. In particular, Artius is required to, within 15 business days after the Closing, submit to or file with the SEC a registration statement registering the resale of such shares. Additionally, Artius is required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day following the filing date thereof (the “Effectiveness Deadline”), provided the Effectiveness Deadline shall be extended to the 90th calendar day following the filing date thereof if the registration statement is reviewed by, and comments thereto are provided from, the SEC, and Artius will use commercially reasonable efforts to have the registration statement declared effective within ten days of receipt of a SEC notice that the registration statement will not be “reviewed.” Artius must use commercially reasonable efforts to keep the registration statement effective until the earliest of: (i) two years from the date of effectiveness of the registration statement or (ii) the date the PIPE Investors no longer hold any registrable shares.

The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (a) such date and time as the Merger Agreement is terminated in accordance with its terms; (b) the mutual written agreement of the parties to such Subscription Agreement; (c) if any of the conditions to closing set forth in such Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by the Subscription Agreement fail to occur; and (d) if the transactions contemplated by the Subscription Agreement are not consummated on or prior to August 31, 2021.

Sponsor Letter Agreement

Concurrently with the execution of the Merger Agreement, Artius entered into a sponsor letter agreement (the “Sponsor Letter Agreement”), by and between Artius and the Sponsor, pursuant to which the Sponsor agreed to, among other things, (i) vote in favor of the Artius Stockholder Voting Matters (as defined in the Merger Agreement), and (ii) pay any excess of Artius Transaction Expenses (as defined in the Merger Agreement) over the Artius Transaction Expense Cap (as defined in the Sponsor Letter Agreement).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to subject the 4.5 million Sponsor Vesting Shares to vesting and forfeiture as follows: (A) one third of the Sponsor Vesting Shares will vest when VWAP equals or exceeds $15.00 for ten consecutive trading days during the three year period following the Closing, (B) one third of the Sponsor Vesting Shares will vest when VWAP equals or exceeds $20.00 for ten consecutive trading days during the four year period following the Closing, and (C) one third of the Sponsor Vesting Shares will vest when VWAP equals or exceeds $25.00 for ten consecutive trading days during the five year period following the Closing. Sponsor Vesting Shares that remain unvested on the first business day after the fifth anniversary of the Closing date will be surrendered by Sponsor to Artius, without any consideration therefor.

Company Transaction Support Agreements

Concurrently with the execution of the Merger Agreement, Artius also entered into company transaction support agreements (the “Company Transaction Support Agreements”) by and among Artius, Micromidas and certain stockholders of Micromidas. Under the Company Transaction Support Agreements, such Micromidas stockholders agreed, as promptly as practicable following the effectiveness of the proxy statement/prospectus relating to the approval by Artius shareholders of the Merger, to execute and deliver a written consent with respect to the securities of Micromidas set forth in the Company Transaction Support Agreements adopting the Merger Agreement and approving the Merger. The securities of Micromidas owned by its stockholders who are party to the Company Transaction Support Agreements and subject to such agreements are sufficient to approve the adoption of the Merger Agreement.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, the Sponsor, certain executive officers and directors of Micromidas and certain existing stockholders of Micromidas entered into a Lock-Up Agreement restricting, among other things, the transfer of Artius securities held by such contracting parties immediately following the Closing (the “Lock-Up Agreement”). Such restrictions begin at Closing and end on the earliest to occur of (i) the date that is 365 days after the date of the Closing, (ii) the first day after the date on which the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Closing, and (iii) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Closing date that results in all of the public stockholders of Artius having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

The foregoing description of the Merger Agreement, the Subscription Agreements, the Sponsor Letter Agreement, the Company Transaction Support Agreement, the Lock-Up Agreement, and the transactions and documents contemplated thereby, is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, Form of Subscription Agreement, Form of Sponsor Letter Agreement, Form of Company Transaction Support Agreement and Form of Lock-Up Agreement, copies of which are filed with this Current Report on Form 8-K (the “Current Report”) as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and the terms of which are incorporated by reference herein.

The Merger Agreement, Form of Subscription Agreement, Form of Sponsor Letter Agreement, Form of Company Transaction Support Agreement and Form of Lock-Up Agreement have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about Artius or its affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement, Form of Subscription Agreement, Form of Sponsor Letter Agreement, Form of Company Transaction Support Agreement and Form of Lock-Up Agreement and the other documents related thereto were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, Form of Subscription Agreement, Form of Sponsor Letter Agreement, Form of Company Transaction Support Agreement and Form Lock-Up Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, Form of Subscription Agreement, Form of Sponsor Letter Agreement, Form of Company Transaction Support Agreement and Form of Lock-Up Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement, Form of Subscription Agreement, Form of Sponsor Letter Agreement, Form of Company Transaction Support Agreement and Form of Lock-Up Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, Form of Subscription Agreement, Form of Sponsor Letter Agreement, Form of Company Transaction Support Agreement and Form of Lock-Up Agreement, as applicable, which subsequent information may or may not be fully reflected in Artius’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the PIPE Placement is incorporated by reference in this Item 3.02. The shares of Class A Common Stock to be issued in connection with the PIPE Placement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure

On February 17, 2021, Artius and Micromidas issued a joint press release (the “Press Release”) announcing the execution of the Merger Agreement, and that Artius and Micromidas will hold a conference call on February 17, 2021 at 8:00 a.m. Eastern Time (the “Conference Call”). The Press Release, which includes information regarding how to attend in the Conference Call, is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated herein by reference is the investor presentation dated February 17, 2021, prepared for use by Artius in meetings with certain of its stockholders as well as other persons with respect to the Business Combination, as described in this Current Report on Form 8-K.

Attached as Exhibit 99.3 and incorporated herein by reference is the script that Artius and Micromidas intend to use for the Conference Call.

Attached as Exhibit 99.4 and incorporated herein by reference is a summary of certain risk factors applicable to the Business Combination and the business of Micromidas, which were made available to potential investors in the PIPE Placement.

The information in this Item 7.01, including Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Artius under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4.

Forward-Looking Statements Legend

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act and the Exchange Act. Statements that are not historical facts, including statements about the pending Merger between Artius and Micromidas and the transactions contemplated thereby, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated cash available at Closing; the anticipated use of the combined company’s cash and cash equivalents; the benefits of the proposed transaction; integration plans; the combined company’s projected financial information and anticipated future financial condition and results of operations; Micromidas’s business strategy, estimated total addressable market, commercial operating plans, product development plans; and the expected timing of the transactions related to the Merger. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

These forward-looking statements are subject to a number of risks and uncertainties, including the risks that: Micromidas, an early stage company, may not become profitable for many years; potential customers may withdraw from negotiations and indications of interest with Micromidas; Micromidas may fail to manage growth effectively; Micromidas’s indebtedness could increase its vulnerability to adverse economic and industry conditions, limit its ability to obtain additional financing, require the dedication of a substantial portion of its cash flow from operations to service its indebtedness, limit its flexibility in planning for, or reacting to, changes in its business and place Micromidas at a competitive disadvantage; Micromidas’s plants may not be completed in a timely or cost-effective manner; the design and construction of Micromidas’s proposed second production facility, Origin 2, may experience cost overruns and delays; Micromidas may not be able to secure government grants or subsidies to offset its operating costs and the costs of its research and development activities; the value of carbon credits associated with Micromidas’s products may decline; Micromidas could lose one or more of its significant customers; demand in the market for carbon-negative products may change; Micromidas may not be able to resolve the technological and logistical challenges associated with producing, marketing, selling and distributing renewable chemicals; Micromidas may lose market share to, or fail to gain market share from, its competitors; there could be a decrease in the availability or an increase in the price of Micromidas’s raw materials; changes in federal, state and local government laws, regulations and policies could cause the demand for bioplastics to decline and deter investment in the research and development of bioplastics; Micromidas may be unable to fund and make investments in developing intellectual property and other proprietary information to improve and scale its technological processes; Micromidas may have to defend against claims of intellectual property infringement; Micromidas’s information technology systems may fail as Micromidas’s business grows; Micromidas’s may fail to retain key personnel or attract additional highly skilled employees; Micromidas and Artius may be unable to successfully or timely consummate the Merger, including as a result of any regulatory approvals that are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Merger or if approval by the stockholders of Artius or Micromidas is not obtained; and the Merger may not result in the anticipated benefits; as well as the risks discussed in Artius’s final prospectus dated July 15, 2020 under the heading “Risk Factors,” and other documents Artius has filed, or will file, with the SEC, including a registration statement on Form S-4 that will include a proxy statement/prospectus. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Artius nor Micromidas presently know, or that Artius or Micromidas currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Artius’s and Micromidas’s expectations, plans, or forecasts of future events and views as of the date of this Current Report on Form 8-K. Artius and Micromidas anticipate that subsequent events and developments will cause Artius’s and Micromidas’s assessments to change. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and Artius, Micromidas and their affiliates undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Additional Information and Where to Find It

A full description of the terms of the Merger Agreement, including the domestication of Artius as a Delaware corporation, and the related transactions will be provided in a registration statement on Form S-4 (the “Registration Statement”) to be filed with the SEC by Artius that will include a prospectus with respect to the combined company’s securities to be issued in connection with the Merger and a proxy statement with respect to the stockholder meeting of Artius to vote on the Merger. Artius urges its investors, stockholders and other interested persons to read, when available, the Registration Statement as well as other documents filed with the SEC because these documents will contain important information about Artius, Micromidas and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus to be included in the Registration Statement will be mailed to stockholders of Artius as of a record date to be established for voting on the proposed Merger. Once available, stockholders will also be able to obtain a copy of the Registration Statement, including the proxy statement/prospectus, and other documents filed with the SEC without charge, by directing a request to Artius Acquisition Inc., 3 Columbus Circle, Suite 2215, New York, NY 10019, attention Jason Ozone. The preliminary and definitive proxy statement/prospectus to be included in the Registration Statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in Solicitation

Artius, Micromidas and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Artius’s stockholders in connection with the proposed business combination. Information about Artius’s directors and executive officers and their ownership of Artius’s securities is set forth in Artius’s filings with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed business combination may be obtained by reading the Registration Statement when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Artius, the combined company or Micromidas, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of February 16, 2021.*

10.1	Form of Subscription Agreement.

10.2	Form of Sponsor Letter Agreement.

10.3	Form of Company Transaction Support Agreement.

10.4	Form of Lock-Up Agreement.

99.1	Joint Press Release, dated as of February 17, 2021.

99.2	Investor Presentation, dated as of February 17, 2021.

99.3	Investor Call Script, dated as of February 17, 2021.

99.4	Summary Risk Factors.

*	Exhibits and schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artius Acquisition Inc.

Date: February 17, 2021	By:	/s/ Boon Sim
	Name:	Boon Sim
	Title:	Chief Executive Officer